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                                                                       EXHIBIT 8

                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P]





                                 March 29, 2000




Bay View Securitization Corporation
2121 South El Camino Real
San Mateo, California 94403

      Re:   Bay View 2000-LJ-1 Auto Trust

Ladies and Gentlemen:

      We have acted as special tax counsel to Bay View Securitization Corporation in connection with the filing of the Registration Statement (Registration No. 333-30048) filed by Bay View Securitization Corporation (as amended, the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") providing for the issuance of Automobile Receivable Pass-Through Certificates (the "Certificates") by the Bay View Auto Trusts. In such capacity, we hereby confirm to you our opinion (as set forth herein below) with respect to such of the federal income tax consequences of the purchase, ownership and disposition of the Certificates as is set forth under the heading "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement dated February 25, 2000 as supplemented by the Prospectus Supplement dated March 24, 2000. Such descriptions, however, do not purport to discuss all federal income tax ramifications of the proposed issuance of the Certificates. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Pooling and Servicing Agreement, dated March 29, 2000, by and among Bay View Securitization Corporation, as depositor, Bay View Acceptance Corporation, as servicer, and Bankers Trust Company, as trustee (the "Pooling and Servicing Agreement").

DESCRIPTION OF THE TRANSACTION

      The Bay View 2000-LJ-1 Auto Trust (the "Trust") was formed pursuant to the Pooling and Servicing Agreement to issue the Certificates. The Trust is owned beneficially by the holders of the
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Bay View Securitization Corporation
March 29, 2000
Page 2

Certificates. The Certificates consist of (i) 6.23524% Class A-1 Automobile Receivable Backed Certificates in the aggregate principal amount of $64,000,000 (the "Class A-1 Certificates"); (ii) 7.54000% Class A-2 Automobile Receivable Backed Certificates in the aggregate principal amount of $132,000,000 (the "Class A-2 Certificates"); (iii) 7.64000% Class A-3 Automobile Receivable Backed Certificates in the aggregate principal amount of $80,000,000 (the "Class A-3 Certificates"); (iv) 7.64000% Class A-4 Automobile Receivable Backed Certificates in the aggregate principal amount of $80,559,839 ("Class A-4 Certificates"); and (v) the Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). (The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates are hereinafter collectively referred to as the "Class A Certificates.") The pass-through interest rate on the Class A-4 Certificates will, as of any Distribution Date, be equal to the lesser of 7.64000% or the Net WAC Cap. Each of the Class A Certificates represents a fractional undivided interest in the Trust. The Trust's assets consist mainly of the Receivables, certain monies due thereunder, security interests in the related Financed Vehicles, monies on deposit in the Certificate Account and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related Obligors. The Class IC Certificate was issued to the Depositor.

FACTUAL ASSUMPTIONS, REPRESENTATIONS AND LIMITATIONS

      This opinion is based on the qualifications and assumptions set forth in the Registration Statement, including the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and that (i) the Trust will make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997 (the "Check-the-Box Regulations"), by timely filing Form 8832, Entity Classification Election, with the appropriate Internal Revenue Service ("IRS") service center as further provided in the Pooling and Servicing Agreement, (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) there will be more than one holder of the Certificates.

OPINION

      In order to be classified as a partnership for federal income tax purposes, an entity must satisfy certain statutory requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder and other judicial requirements developed through court rulings and IRS interpretations. In general, the Code prescribes the classification of various organizations for federal tax purposes without regard to whether the entity is recognized as an entity under local law. A partnership, for federal tax purposes, is a business entity that has at least two members and is not a corporation under the Check-the-Box Regulations. The Check-the-Box Regulations further provide that a business entity that is not classified as a corporation under the Check-the-Box Regulations that has at least two members can elect to be classified as either a
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Bay View Securitization Corporation
March 29, 2000
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partnership or corporation for federal tax purposes. An election is made by filing a completed Form 8832, Entity Classification Election, with the service center designated on Form 8832 within the applicable time period specified in the Check-the-Box Regulations.

      In the opinion of Silver, Freedman & Taff, L.L.P., under current law and based on the foregoing Factual Assumptions, Representations and Limitations, the Trust is not a corporation and will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes, but will be classified as a partnership. And, as a result of the Trust's tax classification, each Certificate Owner will be required to include in its gross income its pro rata share of the Trust's items of income, gain, loss, deductions and credits, as well as any original issue discount accrued with respect to the Receivables whether or not cash is actually distributed to the Certificate Owner.

      Neither the Issuer, the Depositor, the Servicer nor the Trust intends to submit a ruling request regarding the classification of the Trust as a partnership for United States federal income tax purposes to the National Office of the IRS.

      We hereby consent to the filing of this opinion and to the reference to us under the heading "Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

      Except as mentioned above, the opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                    Very truly yours,



                                    /s/ Silver, Freedman & Taff, L.L.P.